SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 13, 2006, by and among Consolidated Energy, Inc., a Wyoming corporation (the "Company"), and the investors signatory hereto (each, a "Purchaser" and collectively, the "Purchasers"), for the purchase by the Purchasers of the Company's 8% Senior Secured Convertible Notes Due June 30, 2008 (the "Notes") and warrants to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

         The parties hereto agree as follows:

                                   ARTICLE I

                     Purchase and Sale of Notes and Warrants

     Section 1.1 Purchase and Sale of Notes and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company (i) a
Note in substantially the form attached hereto as Exhibit A and (ii) warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibit B (the "Warrants"), for an aggregate subscription amount from all Purchasers of up to $6,500,000. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

     Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants in the amounts as set forth below their name on the signature pages hereto. The closing of the purchase and sale of the Notes and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of the Company located at 76 George Road, Betsy Lane, KY 41605 (the "Closing") at 10:00 a.m., Eastern Time (i) on or before January 13, 2006, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). Each Purchaser shall pay its subscription amount ("Subscription Amount") for the Notes and Warrants hereunder in cash, by wire transfer or in readily available funds. As described



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in Section 1.6 below,  such funds will be held in escrow and disbursed  pursuant to the  terms  of an  escrow  agreement  by and  among  the  Company,  Stonegate
Securities,   Inc.   ("Stonegate"),   and  Signature   Bank,  as  escrow  agent.
Notwithstanding the foregoing, in lieu of paying for the Notes and Warrants in cash, the Purchasers listed on Schedule 1.2 shall pay for such securities by either (a) exchanging promissory notes of the Company held by such Purchaser on the date hereof, (b) agreeing to receive Notes and Warrants in lieu of cash payments of accrued but unpaid interest on certain promissory notes of the Company as set forth in the Forbearance Agreement (as defined below) or (c) agreeing to receive Notes and Warrants as payment for fees owed to Stonegate, all in the amounts set forth on Schedule 1.2.

     Section 1.3 Warrants. At the Closing, the Company shall issue to each Purchaser such number of Warrants to purchase a number of shares of Common Stock equal to 50% of such Purchaser's Subscription Amount divided by $0.90. The Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $0.90.

     Section 1.4 Notes. At the Closing, the Company shall issue to each Purchaser a Note in the principal amount of such Purchaser's Subscription Amount.

     Section 1.5 Conversion Shares, Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Notes and the exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Notes (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Notes, the Warrants, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

     Section 1.6 Funds Escrow. Cash Subscription Amounts (the "Escrowed Funds") shall be held in escrow by Signature Bank pending the Closing pursuant to the terms of an escrow agreement dated on or about January 11, 2006 by and among the Company, Stonegate and Signature Bank (the "Escrow Agreement"). The Purchasers acknowledge and agree that the Company and Stonegate shall be responsible for notifying Signature Bank that the conditions to Closing hereunder have been satisfied, and that Signature Bank can release the Escrowed Funds. Signature Bank shall be obligated only for the performance of such duties as are specifically set forth in the Escrow Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by them to be genuine and to have been signed or presented by the Company and Stonegate.



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                                  ARTICLE II

                         Representations and Warranties

     Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes and the Warrants, the Company hereby makes the following representations and warranties to the Purchasers:

        (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wyoming and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as set forth on Exhibit 21 to its most recently filed Form 10-KSB or as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

        (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Security Agreement, the Forbearance Agreement, the Notes, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Notes and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

        (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of December 28, 2005, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as disclosed in the Commission Documents or as set forth on
Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or



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commitments  of any  character  whatsoever  relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as disclosed in the Commission Documents or as set forth on Schedule
2.1(c)  hereto,  there  are  no  contracts,   commitments,   understandings,  or
arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a "Person") with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

        (d) Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

        (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any



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commitment  to which the  Company  or any of its  Subsidiaries  is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (ii), (iii) or (iv) (with respect to federal and state securities laws) or clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being
conducted  in  violation  of  any  laws,   ordinances  or   regulations  of  any
governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or
registration   with,  any  court  or  other  federal,   state,  local  or  other
governmental  authority  or other  Person  in  connection  with  the  execution,
delivery  and  performance  by  the  Company  (and  its   Subsidiaries)  of  the
Transaction Documents (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") prior to or subsequent to the Closing, or state securities administrators prior to or subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

        (f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has delivered or made available (through the SEC EDGAR website) to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2000. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of their respective filings, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005 (the "Form 10-Q") and all Commission Documents filed since the filing of the Form 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and such Commission Documents filed after the filing of the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a



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material  fact  required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

        (h) No Material Adverse Change. Since the date of the latest audited financial statements included within the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except for operating losses incurred in the ordinary course of business.

        (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since the date of the latest audited financial statements included within the Commission Documents, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

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        (j) No Undisclosed Events or Circumstances. Since the date of the latest audited financial statements included within the Commission Documents, except as disclosed on Schedule 2.1(j) hereto or in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        (k) Indebtedness. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.
Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000,
(C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses
(A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person,



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even though the Person  which owns such  assets or  property  has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on
Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

        (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as set forth on Schedule 2.1(l). All leases to real and personal property of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

        (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

        (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

        (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

        (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

        (r) Intellectual Property. Except as set forth on Schedule 2.1(r), the Company and each of the Subsidiaries owns or possesses all the Proprietary Rights owned by it and have no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From the date of the latest audited financial statements included within the Commission Documents to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. "Proprietary Rights" shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

        (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or
(ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

        (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

        (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. Except as specifically set forth in the Company's most recently filed periodic report with the Commission, the Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock, except as set forth on Schedule 2.1(u) hereto.

        (v) Transactions with Affiliates. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, Larry Hunt, Jeffrey Miller, Jay Lasner, and/or C.J. Douglas, and/or any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Company or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

        (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. On January 12, 2006, the Company withdrew its registration statement on Form SB-2, Commission File Number 333-127261 prior to its being declared effective by the Commission. The Company acknowledges that it understands that it is the current position of the Commission Staff that such pending registration statement may constitute a general solicitation by the Company, and that offerings of securities which would otherwise be exempt from the registration requirements of the Securities Act that are made within 30 days from the date such registration statement was withdrawn may not be exempt from the registration requirements of the Securities Act. Other than as described in this Section, (i) neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws or that would otherwise cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated and (ii) neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

        (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

        (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary, which contract or agreement is required to be disclosed in the Commission Documents but which is not so disclosed. Since September 30, 2004, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

        (z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since September 30, 2005, neither the Company nor any Subsidiary has:

        (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Company's stock option plans;

        (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

        (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

        (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;
(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

        (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

        (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

        (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

        (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

        (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

        (xi) made charitable contributions or pledges in excess of $25,000;

     (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

        (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

        (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

        (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

        (aa) Use of Proceeds. The proceeds from the sale of the Notes and the Warrants will be used by the Company as set forth on Schedule 2.1(aa).

        (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Notes and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section

3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

        (dd) Delisting Notification. The Company has not received a delisting notification from the OTC Bulletin Board or the National Association of Securities Dealers, Inc. that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the OTC Bulletin Board.

        (ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

        (ff) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

        (gg) Private Placement. On January 12, 2006, the Company withdrew its registration statement on Form SB-2, Commission File Number 333-127261 prior to its being declared effective by the Commission. The Company acknowledges that it understands that it is the current position of the Commission Staff that such pending registration statement may constitute a general solicitation by the Company, and that offerings of securities which would otherwise be exempt from the registration requirements of the Securities Act that are made within 30 days from the date such registration statement was withdrawn may not be exempt from the registration requirements of the Securities Act. Other than as described in this Section, assuming the accuracy of the Purchasers representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

        (hh) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (ii) Registration Rights. Except as set forth on Section 2.1(ii), other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

        (jj) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

        (kk) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the
Company,   has  (i)  directly  or  indirectly,   used  any  funds  for  unlawful
contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        (ll) Seniority. As of the Closing Date, and after giving effect to the Forbearance Agreement and the Intercreditor Agreement, no indebtedness or other equity of the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

        (mm) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

        (nn) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent's placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

        (a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

        (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Notes and the Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

        (c) Acquisition for Investment. Such Purchaser is purchasing the Notes and acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(d) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

        (d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

        (e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

        (f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

        (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

        (h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

        (i) Qualified Institutional Buyer. Except as indicated below such Purchaser's name on its signature page hereto, such Purchaser is a "qualified institutional buyer" as such term is defined in Section (a)(1) of Rule 144A promulgated under the Securities Act.


        The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III

                                    Covenants

        The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

        Section 3.1 Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

        Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. If required by the principal trading market for the Common Stock, the Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Securities.

        Section 3.3 Inspection Rights. In the event the Registration Statement (as defined in the Registration Rights Agreement) is not effective or has been suspended, and subject to the Purchaser signing a mutually agreeable Non-Disclosure Agreement and agreeing not to sell (and not to permit any Person over which it has direct control to sell) any of its securities if it obtains material non-public information, the Company shall, subject to Section 3.9, permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own Notes aggregating $1,000,000 or more in principal amount, or shall own Securities which, in the aggregate, represent (or would be convertible into or exchangeable for securities which represent) more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine (but not to make copies of) the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

        Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

        Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its
Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

        Section 3.6 Reporting Requirements. The Company, only to the extent not included in a Commission Document publicly filed and available for public access, shall furnish two (2) copies of the following to each Purchaser in a timely manner so long as that Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own the Notes, or shall own Securities which, in the aggregate, represent (or are convertible into or exchangeable for securities which represent) more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

        (a) whether or not then required to file the same with the Commission, all of the information required for Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available;

        (b) whether or not then required to file the same with the Commission, all of the information required for Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available; and

        (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

        Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

        Section 3.8 Reservation of Shares. So long as the Notes and/or the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion or exercise of the Notes and the Warrant.

        Section 3.9 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, forms of the Note, the Warrant, the Registration Rights Agreement, the Lock-up Agreement and the Security Agreement, and the schedules hereto and thereto in the form required by the Exchange Act and to which Current Report the Purchasers shall reasonably approve (including all attachments, the "8-K Filing"). For purposes of this Agreement, a "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other government actions to close. As of the time of the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its

Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Company without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Purchaser shall be notified by the Company (although the consent of such Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

        Section 3.10 Delivery of Securities. At Closing or as soon thereafter as reasonably possible (but in any event no later than three Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser the original Notes and Warrants acquired by such Purchaser at the Closing.

        Section 3.11 No Shorting of Stock. Each Purchaser represents and warrants to the Company that, during the period beginning on the date such Purchaser was presented a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder, such Purchaser has not engaged in any "Short Sales" (defined as all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but which shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock)) of the Company's Common Stock. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the date the Registration Statement is declared effective by the Commission (the
"Effective Date") with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the
Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 3.9.

        Section 3.12 Subsequent Financings.

        (a) Until the first anniversary of the Closing Date, the Company hereby grants to each Purchaser a right (the "Right of First Refusal") to purchase all or any part of such Purchaser's pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue, subject only to the prior rights of the Existing Noteholders. The pro rata share for each Purchaser, for purposes of the Right of First Refusal, is the ratio of (x) the number of shares of Common Stock originally purchased by such Purchaser hereunder (assuming the full conversion of the Notes and the full exercise of the Warrants), to (y) the total number of shares of Common Stock of the Company originally purchased by all Purchasers hereunder and purchased by investors pursuant to 3.12(b)(x) below (assuming the full conversion of the Notes and the full exercise of the Warrants).

        (b) For purposes of this Section 3.12, "New Securities" shall mean any Common Stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that "New Securities" does not include the following:

        (i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities or any Notes, Warrants or New Securities issued in accordance with this Agreement (including the Conversion Shares and the Warrant Shares);

        (ii) shares or options or warrants for Common Stock granted to officers, directors, consultants and employees of the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Compensation Committee of the Board of Directors;

        (iii) shares of Common Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

        (iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement or pursuant to joint ventures, partnerships, licensing agreements or other similar arrangements, as approved by the Board of Directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

        (v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, in the business of commercial lending, but shall not include a transaction in which the Company is issuing such equity securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

        (vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

        (vii) shares of capital stock issued in a public securities offering pursuant to a registration statement filed under the Securities Act;

        (viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

        (ix) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

        (x) up to an amount of additional Notes and Warrants equal to the difference between $5,000,000 and the aggregate cash Subscription Amounts hereunder, on substantially the same terms and conditions hereunder, which investors shall execute definitive agreements for the purchase of such securities and such transactions shall have closed on or before the 29th calendar day following the date hereof; and

        (xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (x) above;

provided, further, however, that in any event, prior to the 120th day following the date that the Registration Statement is declared effective by the Commission, no more than an aggregate of 8 million shares of Common Stock (including in the calculation of such 8 million shares any securities exchangeable for or convertible into Common Stock), after adjusting for any stock dividend, stock split, reverse split and similar events occurring after the date hereof, shall be issued pursuant to clauses (ii), (iv), (v), (vi),
(vii), (viii) and (ix) of the preceding proviso (the "Applicable Clauses") and, to the extent relating to the Applicable Clauses, clause (xi) of the preceding proviso, and any shares or securities issued pursuant to any of the Applicable Clauses shall be in furtherance or in connection with the operation, expansion or financing of the Company's coal and natural gas properties and business.

At least 5 Trading Days prior to the closing of the subsequent financing of New Securities (a "Subsequent Financing"), the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. Each Purchaser shall have ten (10) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Right of First Refusal are not purchased by the Purchaser within the ten
(10) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Right of First Refusal shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.12.

        Section 3.15 Negative Covenants. So long as any Notes remain outstanding, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of the holders of 51% or more of the principal amount of Notes then outstanding: (a) except with respect to equipment purchases and operating leases made or entered into in the ordinary course of the Company's mining operations, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, other than Indebtedness evidenced by this Agreement and the other Transaction Documents;

        (b) except for those created under the Security Agreement or the Amended and Restated Security Agreement with the Existing Noteholders, create, incur, assume, or suffer to exist, directly or indirectly, any liens, restrictions, security interests, claims, rights of another or other encumbrances on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom;

        (c) merge or consolidate with or into any other Person, enter into any reorganization or recapitalization transaction, or reclassify any of its securities;

        (d) liquidate, wind up, or dissolve (or suffer any liquidation or dissolution);

        (e) convey, sell, lease, license, assign, transfer, or otherwise dispose of all or any substantial portion of its properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material Subsidiaries;

        (f) cause, permit, or suffer, directly or indirectly, any Change in Control Transaction (as defined in the Note);

        (g) directly or indirectly enter into or permit to exist any transaction with any "affiliate" (as defined in Rule 144 promulgated under the Securities
Act) of the Company or any of its Subsidiaries, except for transactions that are in the ordinary course of its business, upon fair and reasonable terms, that are fully approved by its Board of Directors, and that are no less favorable to it than would be obtained in an arm's length transaction with a non-affiliate;

        (h) declare or pay a dividend or return any equity capital to any holder of any of its equity interests or authorize or make any other distribution to any holder of its equity interests in its capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of its equity interests outstanding (or any options or warrants issued to acquire any of its equity interests); provided that the foregoing shall not prohibit (i) the performance by the Company of its obligations under the Warrants or the Registration Rights Agreement, (ii) any of the Company's wholly-owned Subsidiaries in respect of which a Subsidiary Guaranty is effective from paying dividends to the Company or another wholly- owned Subsidiary of the Company in respect of which a Subsidiary Guaranty is effective, or (iii) the Company and any Subsidiary thereof from paying dividends in common stock issued by the Company or such Subsidiary that is neither puttable by any holder thereof nor redeemable, so long as, in the case of any such common stock dividend made by any such Subsidiary, the percentage ownership (direct or indirect) of the Company in such Subsidiary is not reduced as a result thereof;

        (i) directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"); provided that the following shall be permitted: (i) Investments outstanding on the Closing Date and identified on Schedule 3.15(i) attached hereto, (ii) Investments in accounts receivable owing to the Company or any of its Subsidiaries obtained in the ordinary course of business, (iii) Investments in cash and cash equivalents,
(iv) making lease, utility and other similar deposits in the ordinary course of business, (v) hedges or swaps in the ordinary course of business to protect against price or interest rate fluctuations that are not for speculative purposes, (vi) Investments by the Company in any wholly-owned Subsidiary of the Company in respect of which a Subsidiary Guaranty is effective, (vii) Investments by any wholly-owned Subsidiary of the Company in respect of which a Subsidiary Guaranty is effective in the Company or any other wholly-owned
Subsidiary of the Company in respect of which a Subsidiary Guaranty is effective, and (viii) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (j) sell or transfer any of its assets (or, in the case of any Subsidiary of the Company, issue any of its equity interests to any entity that is not the Company or a wholly- owned Subsidiary of the Company in respect of a Subsidiary Guaranty is effective); provided that the following shall be permitted: (i) sales of inventory in the ordinary course of business, (ii) dispositions of used, worn out, or obsolete property, (iii) leases of real or personal property in the ordinary course of business, so long as the Security Agreement is not violated thereby, (iv) the performance of the Transaction Documents, and (v) other asset sales not to exceed $1,000,000 per fiscal year (pro rated for any partial fiscal year); or

        (k) form or acquire any Subsidiaries after the Closing Date.

        Section 3.16 Subsequent Sales. (a) From the date hereof until 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or New Securities without the prior written consent of the holders of 51% of the principal amount of Notes then outstanding; provided, however, the 90 day period set forth in this Section 4.14 shall be extended for the number of Business Days during such period in which (i) trading in the Common Stock is suspended by any trading market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Conversion Shares and Warrant Shares.

        (b) From the date hereof until such time as no Purchaser holds any of the Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" without the prior written consent of the holders of 51% of the principal amount of Notes then outstanding. The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or
(ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

        Section 3.17 Certain Post-Closing Matters.

        (a) On or before March 31, 2006, the Company shall have hired a permanent Chief Financial Officer reasonably acceptable to the Purchasers and the Company's board of directors as constituted immediately following the Closing. In addition, if Robert Chmiel resigns as interim Chief Financial Officer prior to the hiring of a permanent Chief Financial Officer, the board of directors shall appoint a new interim Chief Financial Officer within 60 days from the date of Mr. Chmiel's resignation.

        (b) The Company agrees to use its commercially reasonable best efforts to become and remain eligible to use a Form S-3 registration statement.

        (c) The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the Closing Date, but in any event on before the 75th calendar day following the Closing Date, for the purpose of amending its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares (the "Charter Amendment"), with the recommendation of the Company's Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. By their signatures hereto, each Purchaser agrees not to convert its respective Notes or exercise its Warrants until the earlier of (i) April 30, 2006 or (ii) the date the Charter Amendment is approved and effective.

        (d) Within 30 calendar days of the Closing Date, the Company shall deliver to each Purchaser (i) evidence of the filing of a mortgage in Martin County, Kentucky, with respect to the security interest in favor of the Purchasers in the Company's real property located in such county and leasehold interests in such county, which evidence and mortgage shall be in form, substance and scope reasonably satisfactory to the Purchasers and (ii) estoppel and consent certificates from each of EP Stepp Jr., Louis Baird and Calvin Etal and James Harris and Gary Coley Etal with respect to the following agreements
(i) Surface Lease Agreement by EP Stepp Jr. in favor of Eastern Consolidated Energy, Inc. dated March 12, 2002, recorded in lease book number 70, page 706 on July 1, 2004, (ii) Lease Agreement by Louis Baird and Calvin Etal to Eastern Land Development Company, Inc. filed in record book number 70, page 689, (iii) Lease Agreement by EP Stepp Jr. Etal to Eastern Land Development Company, Inc. filed in record book number 70, page 697 and (iv) Lease from James Harris and Gary Copley to Eastern Land Development Company, Inc. filed in record book number 70, page 390 (the "Copley Lease"), respectively, with respect to such lease agreements, which certificates shall be in form and substance reasonably satisfactory to the Purchasers and shall also include a consent by such parties to the granting of a security interest in such lease agreements to the Purchasers and the filing of such mortgage described in (i) above. In addition, within 30 days of Closing, the Company shall have delivered the Purchasers an estoppel certificate concerning the Warfield mine located at 820 Hode Road between Lovely and Beuty, Kentucky, which certificate shall be in substance and scope reasonably satisfactory to the Purchasers and shall be effective as of December 31, 2005

        (e) In the event that it is determined that Northwest Orient or Hartford Holdings does not have any relationship with any officer, director, or 10% stockholder of the Company or Larry Hunt or CJ Douglas, the stop transfer instructions referred to in Section 4.2(z) shall be removed. If it is determined that any such relationship exists, such entities shall immediately execute and deliver each Purchaser a lock up agreement in the form attached hereto as
Exhibit I.


        Section 3.18 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the

Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

                                   ARTICLE IV

                                   Conditions

        Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes and Warrant. The obligation hereunder of the Company to close and issue and sell the Notes and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

        (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

        (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (d) Delivery of Subscription Amount. Such Purchaser's cash Subscription Amount for the Notes and Warrants shall have been delivered to Signature Bank as escrow agent at the Closing and non-cash Subscription Amounts for the Notes and Warrants shall have been delivered to the Company (including the surrender of $1.8 million of promissory notes of the Company by the Purchasers listed on
Schedule 1.2 hereto and the agreement of the Existing Lenders to receive Notes and Warrants in lieu of cash payments on accrued, but unpaid interest on certain promissory notes of the Company) and the agreement of the Existing Lenders to receive 3% non-convertible promissory notes due June 30, 2008 in lieu of liquidated damages accrued through the date hereof under their Registration Rights Agreement dated February 24, 2005.

        (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

        Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Notes and the Warrants. The obligation hereunder of the Purchasers to purchase the Notes and the Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

        (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

        (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

        (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Texas State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Notes and the Warrants.

        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

        (f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

        (g) Notes and Warrants. The Company shall have delivered to the Purchasers the originally executed Notes and Warrants (in such denominations as each Purchaser may request) being acquired by the Purchasers in accordance with
Section 3.10. The Company shall have received subscriptions for not less than $3,000,000 principal amount of Notes.

        (h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the "Resolutions").

        (i) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, a number of shares of Common Stock equal to (A) 130% of the number of Conversion Shares issuable upon conversion of the Notes, assuming the Notes were issued on the Closing Date (after giving effect to the Notes to be issued on the Closing Date and assuming the Notes were fully convertible on such date regardless of any limitation on the timing or amount of such conversion), plus
(B) 130% of the number of Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were issued on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises. Notwithstanding the foregoing, in the event that Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy the preceding condition, the Company shall reserve at least 100% of the Conversion Shares and Warrant Shares as of the Closing Date and shall reserve the additional number of shares required by this condition on the date the Charter Amendment is approved and effective.

        (j) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

        (k) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.2 as of the Closing Date.

        (l) Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Closing Date.

        (m) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit D attached hereto.

        (n) Security Agreement and Security Interest. As of the Closing Date, the relevant parties shall have entered into the Security Agreement in the Form of Exhibit E attached hereto.

        (o) Subsidiary Guaranties. As of the Closing Date, each Subsidiary shall have executed and delivered to the Purchasers a Subsidiary Guaranty in the Form of Exhibit F attached hereto.

        (p) Material Adverse Effect. No Material Adverse Effect shall have occurred.

        (q) Forbearance Agreement, Intercreditor Agreement and Amended and Restated Security Agreement. The holders (the "Existing Noteholders") of those certain promissory notes of the Company in the original aggregate principal amount of $7,000,000 dated February 24, 2005, and of those certain promissory notes of the Company in the original aggregate principal amount of $6,750,000 dated March 18, 2005, June 8, 2005 and June 30, 2005 shall have executed and delivered the Forbearance Agreement in the form of Exhibit G attached hereto, the Intercreditor Agreement in the form of Exhibit K attached hereto and the Amended and Restated Security Agreement in form of Exhibit L attached hereto.

        (r) SAMI Transaction. The Company shall have delivered the Purchasers evidence of its having terminated or renegotiated its acquisition of a 25% interest in Saudi American Minerals, Inc. ("SAMI") in exchange for 3,000,000 shares of Common Stock plus $750,000 in cash, and such other terms and conditions as are reasonably acceptable to the Purchasers, including (i) a condition that a class of equity securities of SAMI shall have been approved for listing on a national securities exchange or the Nasdaq Stock Market or the OTCBB and (ii) a requirement that the closing of such transaction shall occur at any time following the Closing hereunder and ending on the 18 month anniversary of the Closing Date at the sole discretion of the board of directors of the Company unless (A) such transaction has been amended by the mutual agreement of the Company and SAMI or (B) the Company and SAMI shall have mutually agreed to abandon such transaction (the "SAMI Transaction").

        (s) Board of Directors. The Company shall have appointed (or caused its shareholders or existing board of directors to elect of appoint) (1) Timothy M. Stobaugh, (2) Robert Chmiel, (3) Jesse Shelmire and (4) Scott Griffith as new members of its board of directors, which appointments shall be effective immediately following the Closing, and the Company agrees to appoint (or cause its shareholders to elect, or its existing board of directors to appoint) a fifth director designated by Gryphon within 60 days of Closing. If necessary, the Company shall cause one existing director to resign in order to accommodate the foregoing. In addition, the board of directors of the Company shall have created a newly formed budget committee consisting of three members of the board, whose members shall include Robert Chmiel, David Guthrie and Joe Jacobs and the board of directors shall have adopted a policy requiring all future expenditures by the Company to be approved by such committee.

        (t) Directors and Officers Insurance. The Company shall have increased its existing directors and officers insurance coverage to an amount equal to at least $10,000,000 and shall have delivered evidence thereof to the Purchasers at the Closing.


        (u) Director Voting Agreements. David Guthrie, Barry Tackett, Joseph Jacobs, Edward Jennings and Carl Baker shall have executed and delivered a voting agreement, in the form of Exhibit H attached hereto, whereby such individuals and entities shall agree to recommend and/or vote for the individuals designated as new board members pursuant to 4.2(s) at all board of directors and shareholders meetings where directors are to be nominated or elected for so long as the Notes are outstanding.

        (v) Financial Advisor Engagement and Interim CFO. The Company shall have engaged Robert Chmiel as a financial advisor and interim CFO with an engagement term of at least 12 months on terms and conditions reasonably acceptable to the Purchasers.

        (w) Kentucky Energy Agreement. The Company shall have delivered the Purchasers copies of its executed agreement with Kentucky Energy Consultants, Inc. ("KEC"), which agreement shall be on terms and conditions reasonably satisfactory to the Purchasers whereby KEC agrees to forfeit its coal sales commission until such time as the Company's EBITDA (as defined in the Notes) is at least $20 million.

        (x) New River Energy Agreement. The Company shall have delivered the Purchasers copies of its executed agreement with New River Energy ("New River"), which agreement shall be on terms and conditions reasonably satisfactory to the Purchasers whereby New River agrees to reduce its coal sales commission from 5% to 2.5% of gross coal sales until such time as the Company's EBITDA (as defined in the Notes) is at least $20 million.

        (y) [RESERVED].

        (z) Lock-Up Agreements. All officers, directors and stockholders beneficially owning 10% or more of the outstanding Common Stock (other than Don Hanson, Gary Hicok, Gryphon (as defined below) and GSSF Master Fund, LP) shall have executed and delivered a lock-up agreement in form attached hereto as
Exhibit I. In addition, the Company shall have delivered evidence that its transfer agent has placed stop transfer instructions with respect to shares of Common Stock held by Northwest Orient and Hartford Holdings, pending the determination of the beneficial ownership of such shares.

        (aa) Registration Withdrawal The Company shall have withdrawn its registration statement on Form SB-2, Commission File Number 333-127261.

        (bb)  Charter  Amendment.  All  officers,   directors  and  stockholders
beneficially owning 10% or more of the outstanding Common Stock shall have executed and delivered voting agreements whereby such individuals and entities irrevocably agree to vote in favor of the Charter Amendment. In addition, the Company shall have received agreements from the Existing Noteholders whereby such holders agree not to convert or exercise any notes, warrants or other derivative securities of the Company held by such holders until the earlier of
(i) April 30, 2006 or (ii) the date the Charter Amendment is approved and effective.

        (cc) Bridge Noteholders and Interest Payment. Cordillera Fund, L.P., on behalf of the participants in that certain promissory note of the Company dated September 23, 2005 in the original principal amount of $1,800,000 shall have agreed to cancel the principal amount of such notes as payment of such participants Subscription Amount hereunder. All other terms and conditions of such notes and other agreements executed in connection with the issuance therewith shall remain in full force and effect. In addition, the investors signatory to the Forbearance Agreement shall have agreed to accept Notes and

Warrants as payment (or partial payment) of its Subscription Amount hereunder in lieu of cash payments of accrued, but unpaid interest on certain promissory notes of the Company, all as set forth in the Forbearance Agreement, in the approximate amount of $600,000 .

                                   ARTICLE V

                        Transfer Restrictions and Legends

        Section 5.1 (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge permitted by Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

        (b) The Purchasers agree to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

        The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights
Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder, if required.

        (c) Certificates evidencing the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)),
(i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or
(ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effectiveness Date (as defined in the Registration Rights Agreement) if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note or Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 5.1(c), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this
Section 5.1.

        (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares and/or Warrant Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to Section 5.1(c), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day after the second Business Day following the Legend Removal Date until such certificate is delivered in proper form. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

        (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                                   ARTICLE VI

                                   Termination

        Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers. In addition, this Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 13, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

        Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VII

                                 Indemnification

        Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser or any such Person as a result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or
(b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

        Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                  Miscellaneous

        Section 8.1 Fees and Expenses. At the Closing, the Company has agreed to reimburse (i) Stonegate, the placement agent for the transaction, the non-accountable sum of $30,000 for its actual, reasonable, out-of-pocket legal fees and expenses, $10,000 of which have been paid prior to the Closing, and $20,000 of which shall be paid at the Closing and (ii) Gryphon Master Fund, L.P. ("Gryphon") (A) the non-accountable sum of $50,000 for its actual, reasonable, out-of-pocket legal fees and expenses plus (B) a lead investor commitment fee equal to $90,000, all of which shall be paid through the issuance of Notes and Warrants on the same terms and conditions as the Notes and Warrants issued to the Purchasers hereunder. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. In addition, the Company shall pay all fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement and any of the other Transaction Documents, following a breach by the Company of this Agreement or any of the other Transaction Documents, including, without limitation, all attorneys' fees, disbursements and expenses. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

        Section 8.2 Specific Enforcement; Consent to Jurisdiction.

        (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        (b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Notes, the Warrants or any Transaction Document shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

        Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least 51% in principal amount of the then-outstanding Notes, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

        Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  Consolidated Energy, Inc.
                                    76 George Road
                                    Betsy Layne, Kentucky 41605
                                    Attention: David Guthrie, President
                                    Telecopier:  (859) 757-0071
                                    Telephone:  (859) 488-0070

with copies (which copies
shall not constitute notice
to the Company) to:                 John C. Thompson, Esq.
                                    1371 East 2100 South, #202
                                    Salt Lake City, Utah  84105
                                    Attention: John C. Thompson, Esq.
                                    Telecopier: (801) 606-2855
                                    Telephone: (801) 363-4854

If to any Purchaser:                At the address of such
                                    Purchaser set forth on such Purchaser's
                                    signature page hereto to this Agreement.

        Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

        Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

        Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers, in compliance with all applicable securities laws, may assign the Notes, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company, and any such assignee shall be deemed to be a "Purchaser" under this Agreement.

        Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article
VII).

        Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

        Section 8.10 Survival. The representations and warranties of the Company contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing for the applicable statute of limitations, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

        Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

        Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

        Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

        Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

        Section 8.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Transaction Document. Nothing contained herein or in any other Purchaser Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent any of the Purchasers but only the placement agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

        Section 8.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

        Section 8.17 Texas Finance Code. The Company and each Purchaser hereby acknowledge and agree that the loans evidenced by the Notes are "qualified commercial loan(s)", as defined in and contemplated by Chapter 306 of the Texas Finance Code.

    [Remainder of page intentionally left blank. Signature pages to follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                              CONSOLIDATED ENERGY, INC.



                                              By: /s/ David Guthrie
                                              ----------------------
                                              Name:   David Guthrie
                                              Title:  President



               [Signatures of Purchasers to follow on next pages.]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser:                       Bushido Capital Master Fund, LP
Signature of Authorized Signatory        /s/ Christopher Rossman
of Purchaser:                            ---------------------------------------
Name of Authorized Signatory:            Christopher Rossman
Title of Authorized Signatory:           Managing Director, Bushido Capital
                                         Partners, Ltd.
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
                                    c/o Bushido Capital Partners, Ltd.
                                    275 Seventh Avenue, Suite 2000
                                    New York, NY 10001

Address for Delivery of Securities for Purchaser (if not same as above):


                                    Same


Subscription Amount: $350,000 Bridge, $300,000 new cash plus accrued interest per Forbearance
Warrant Shares:
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser: Gryphon Master Fund, L.P.
Signature of Authorized Signatory of Purchaser:      /s/ E.B. Lyon, IV
                                                     ------------------
Name of Authorized Signatory: E.B. Lyon, IV
Title of Authorized Signatory: Authorized Agent
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:

100 Crescent Court, Site 490
Dallas, Texas 75201

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Cash Subscription Amount: $750,000.00
Warrant Shares: 416,667

Accrued Interest Subscription Amount: $191,219.18
Warrant Shares: 106,233

Fee Subscription Amount: $105,000.00
Warrant Shares: 58,333

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

     [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser: GSSF Master Fund, LP
Signature of Authorized Signatory of Purchaser:      /s/ E.B. Lyon IV
                                                    ------------------
Name of Authorized Signatory: E.B. Lyon IV
Title of Authorized Signatory: Authorized Agent
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:

100 Crescent Court, Suite 490
Dallas, Texas 75201

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Cash Subscription Amount: $250,000.00
Warrant Shares: 138,889

Accrued Interest Subscription Amount: $63,739.73
Warrant Shares: 35,411

Fee Subscription Amount: $35,000.00
Warrant Shares: 19,444

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser: GSSF Master Fund, LP
Signature of Authorized Signatory of Purchaser:     /s/ Warren W. Garden
                                                    -----------------------
Name of Authorized Signatory: Warren W. Garden
Title of Authorized Signatory: Authorized Agent
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: XX



Address for Notice of Purchaser:

100 Crescent Court, Suite 490
Dallas, Texas 75201

Address for Delivery of Securities for Purchaser (if not same as above):

Same

Additional Cash Subscription Amount: $100,000
Warrant Shares: 55,556

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser: Lonestar Partners, LP
                   ------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Yedi Wong
                                                -----------------
Name of Authorized Signatory: Yedi Wong
                             -----------
Title of Authorized Signatory: CFO
                               ---------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here:



Address for Notice of Purchaser:    One Maritime Plaza
                                    Suite 750
                                    San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above):


         In Lieu of Accrued but unpaid interest through 12/31/2005 Subscription
Amount:           186,740
Warrant Shares:   103,744
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                           WS Opportunity Fund, L.P.

                           By: WS Venture Management, L.P., General Partner
Name of Purchaser:         By: WSV Management, L.L.C., General Partner
                            -----------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Patrick P. Walker
                                                ---------------------------
Name of Authorized Signatory: Patrick P. Walker, Member
                             ----------------------------------------------
Title of Authorized Signatory:
                               --------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:    WS Opportunity Fund, L.P.
                                    300 Crescent Court, Suite 1111
                                    Dallas, TX 75201
                                    14-756-6073 (telephone)
                                    214-756-6079 (fax)
                                    Attn: Joe Worsham

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount: Amount In Lieu of Accrued But Unpaid Interest As Set
Warrant Shares:   Forth In that Certain Forbearance Agreement
EIN Number:       [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                           WS Opportunity Fund (QP), L.P.

                           By: WS Venture Management, L.P., General Partner
Name of Purchaser:         By: WSV Management, L.L.C., General Partner
                  ----------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Patrick P. Walker
                                                ----------------------------
Name of Authorized Signatory: Patrick P. Walker, Member
                             -----------------------------------------------
Title of Authorized Signatory:
                               ---------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:    WS Opportunity Fund, L.P.
                                    300 Crescent Court, Suite 1111
                                    Dallas, TX 75201
                                    214-756-6073 (telephone)
                                    214-756-6079 (fax)
                                    Attn: Joe Worsham

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount: Amount In Lieu of Accrued But Unpaid Interest As Set
Warrant Shares:   Forth In that Certain Forbearance Agreement Of Even Date
                  Herewith.
EIN Number:       [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

     WS Opportunity Fund International, Ltd.

                           By: WS Venture Management, L.P.,
                               as agent and attorney-in-fact
Name of Purchaser:         By: WSV Management, L.L.C., General Partner
                           ------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Patrick P. Walker
                                                ---------------------------
Name of Authorized Signatory: Patrick P. Walker, Member
                             ----------------------------------------------
Title of Authorized Signatory:
                               --------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:    WS Opportunity Fund, L.P.
                                    300 Crescent Court, Suite 1111
                                    Dallas, TX 75201
                                    214-756-6073 (telephone)
                                    214-756-6079 (fax)
                                    Attn: Joe Worsham

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount: Amount In Lieu of Accrued But Unpaid Interest As Set
Warrant Shares:   Forth In that Certain Forbearance Agreement Of Even
                  Date Herewith.
EIN Number:       [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:         Renaissance US Growth Investment Trust PLC
                           ----------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Russell Cleveland
                                                -------------------------------
Name of Authorized Signatory: Russell Cleveland
                             --------------------------------------------------
Title of Authorized Signatory:  President, RENN Capital Group, Inc., Investment
                                Manager
                                -----------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here:



Address for Notice of Purchaser:

c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59
Dallas, TX 75206

Address for Delivery of Securities for Purchaser (if not same as above):

Frost National Bank
100 W. Houston St.
Attn: Henri Domingues T-8
San Antonio, TX 78205

Securities should read:

The Frost National Bank, FBO Renaissance US Growth Investment Trust PLC, Trust No. W00740100

Subscription Amount: Amount in lieu of accrued but unpaid interest
Warrant Shares:  and liquidated damages as set forth in that certain forbearance agreement
EIN Number:      [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:     BFS US Special Opportunities Trust PLC
                       ----------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Russell Cleveland
                                                ---------------------------
Name of Authorized Signatory: Russell Cleveland
                             ----------------------------------------------
Title of Authorized Signatory:  President, RENN Capital Group, Inc., Investment
                                Manager
                                -----------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here:



Address for Notice of Purchaser:

c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59
Dallas, TX 75206

Address for Delivery of Securities for Purchaser (if not same as above):

Frost National Bank
100 W. Houston St.
Attn: Henri Domingues T-8
San Antonio, TX 78205

Securities should read:

The Frost National Bank, FBO BFS US Special Opportunities Trust PLC, Trust No. W00118000

Subscription Amount: Amount in lieu of accrued but unpaid interest
Warrant Shares:  and liquidated damages as set forth in that certain forbearance agreement
EIN Number:     [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:       Whalehaven Capital Fund Limited
                         ---------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Evan Schemenauer
                                                ----------------------------
Name of Authorized Signatory: Evan Schemenaure
                             -----------------------------------------------
Title of Authorized Signatory:  Director
                               ---------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:

3rd Floor, 14 Par-La-Ville Road
Hamilton HM08
Bermuda

Address for Delivery of Securities for Purchaser (if not same as above):

Research Capital
Suite 564, 1055 Dunsmuir St.
Vancouver, BC V7X IL4 Canada
Attn: Edena Soper

Subscription Amount: 1,000,000.00
Warrant Shares: 555,556
EIN Number:     [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:         Gamma Opportunity Capital Partners, LP
                          ---------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Jonathan P. Knight
                                                -----------------------------
Name of Authorized Signatory: Jonathan P. Knight
                              -----------------------------------------------
Title of Authorized Signatory: President / Director
                               ----------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
         1967 Longwood - Lake Mary Road
         Longwood, FL 32750
         ATTN: Kara Irish

Address for Delivery of Securities for Purchaser (if not same as above):
         Same

Subscription Amount: $250,000 plus accrued interest per Forbearance Warrant Shares: 138,888
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:    ABS SOS-Plus Partners Ltd.
                      --------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Jonathan P. Knight
                                                ------------------------------
Name of Authorized Signatory: Jonathan P. Knight
                              ------------------------------------------------
Title of Authorized Signatory: President / Director
                               -----------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
         1967 Longwood - Lake Mary Road
         Longwood, FL 32750
         ATTN:     Kara Irish

Address for Delivery of Securities for Purchaser (if not same as above):
         Same

Subscription Amount: $125,000
Warrant Shares: 69,444
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:         Regenmacher Holdings, Ltd.
                  -------------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Jonathan P. Knight
                                                -------------------------------
Name of Authorized Signatory: Jonathan P. Knight
                             --------------------------------------------------
Title of Authorized Signatory:  President / Director
                               ------------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
         1967 Longwood - Lake Mary Road
         Longwood, FL 32750
         ATTN:   Kara Irish

Address for Delivery of Securities for Purchaser (if not same as above):
         Same

Subscription Amount: $125,000
Warrant Shares: 69,444
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Iroquois Master Fund Ltd.
                    -----------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Joshua Silverman
                                                -------------------------------
Name of Authorized Signatory: Joshua Silverman
                             --------------------------------------------------
Title of Authorized Signatory:  Authorized Signatory
                               ------------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here:



Address for Notice of Purchaser:

641 Lexington Ave, 26th Fl
NY, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):




Subscription Amount: 250,000
Warrant Shares: 138,889
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:     Newgrange Partners LP
                      ---------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Michael H. Scholten
                                                -------------------------------
Name of Authorized Signatory: Michael H. Scholten
                             --------------------------------------------------
Title of Authorized Signatory:  Managing Partner
                               ------------------------------------------------
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:

         4021 Windsor Ave.
         Dallas, TX 75205

Address for Delivery of Securities for Purchaser (if not same as above):

                                 as above

Subscription Amount: In lieu of unpaid interest, damages as set forth
Warrant Shares:   under the forebearance agreement
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

        [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:         ENABLE GROWTH PARTNERS LP
                           ----------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Brendan O'Neil
                                                -------------------------------
Name of Authorized Signatory: Brendan O'Neil
Title of Authorized Signatory: Principal & Portfolio Manager
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
One Ferry Building, Suite 255
San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount:       $480,000.00 (from Bridge Note)
                           $19,660.00 (from accumulated interest)
                           $400,000.00 (from NEW Money)
Warrant Shares:            266,667 (from Bridge Note)
                           10,922 (from accumulated interest)
                           222,222 (from NEW Money)

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

     [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

        IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:         ENABLE OPPORTUNITY PARTNERS LP
                           -----------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ Brendan O'Neil
                                                --------------------------------
Name of Authorized Signatory: Brendan O'Neil
Title of Authorized Signatory: Principal & Portfolio Manager
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X



Address for Notice of Purchaser:
One Ferry Building, Suite 255
San Francisco, CA 94111

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount:       $120,000.00 (from Bridge Note)
                           $3,025 (from accumulated interest)
                           $100,000.00 (from NEW Money)
Warrant Shares:            66,667 (from Bridge Note)
                           1,681 (from accumulated interest)
                           55,556 (from NEW Money)

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

     [PURCHASER SIGNATURE PAGES TO CEIW SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Cordillera Fund, L.P.
                   ------------------------------------------------------------
Signature of Authorized Signatory of Purchaser:  /s/ James P. Andrew
                                                -------------------------------
Name of Authorized Signatory: James P. Andrew
                              -------------------------------------------------
Title of Authorized Signatory: Co-CEO of Andrew Carter Capital, Inc.
                               ------------------------------------------------
                      General Partner of ACCF GenPar, L.P.
                  General Partner of the Cordillera Fund, L.P.
Email Address of Purchaser:

Purchasers that are an "accredited investor" (as defined in Rule 501 of Regulation D), but not a "qualified institutional buyer" (as defined in Rule
144A) please so indicate by checking here: X (Qualified Purchaser)



Address for Notice of Purchaser:    Andrew Carter Capital, Inc.
                                    8201 Preston Road
                                    Suite 400
                                    Dallas, TX 75225

Address for Delivery of Securities for Purchaser (if not same as above):



Subscription Amount:       Bridge principal ($600,000.00) plus:
Warrant Shares:            amount in lieu of accrued but
                           unpaid interest, liquidated
                           damages, due from AIR
                           investment, as set forth
                           in that certain forbearance
                           agreement

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

                           [SIGNATURE PAGES CONTINUE]

                              Disclosure Schedules
                                       to
                          Securities Purchase Agreement

(Prepared in connection with Notes and Warrants sold by the Company to the Purchasers pursuant to the Securities Purchase Agreement dated January 13, 2006 (the "January 2006 Purchase Agreement"). Capitalized terms not defined herein shall have the meaning given to such terms in the January 2006 Purchase Agreement.)


















                                January 13, 2006

                                 Schedule 2.1(c)
                                 Capitalization


Authorized Capital Stock:

     As of January 13, 2006, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 14,808,246 shares are issued and outstanding.

Outstanding Options:

     There are currently no outstanding options to purchase shares of the Company's Common Stock.

Warrants:

     Following is a list of current outstanding warrants of the Company. All of such warrants have an initial exercise price of $1.70 per share, were issued in connection with the Company's Securities Purchase Agreement dated February 22, 2005 with the entities listed on Exhibit A thereto, and have a term of five years.

                                                        Shares of Common
Name of Warrant Holder                                  Stock Currently Issuable
----------------------                                  ------------------------
Gryphon Master Fund, L.P.                                        661,765
GSSF Master Fund, LP                                             220,588
Lonestar Partners, L.P.                                          882,353
WS Opportunity Fund (QP), L.P.                                    22,500
WS Opportunity International Fund, L.P.                           30,118
WS Opportunity Fund, L.P.                                         20,912
Renaissance US Growth Investment
Trust PLC                                                        110,294
BFS US Special Opportunities                                     110,294
                                                                 -------

Total Shares Currently Issuable
Pursuant to Outstanding Warrants:                              2,058,824
                                                               =========

Registration Rights:

     The persons and entities listed on Exhibit A to that certain Registration Rights Agreement dated February 24, 2005 (the "2005 Registration Rights Agreement") among the Company and such persons and entities have mandatory registration rights.

     In addition, Cordillera Fund L.P. has mandatory registration rights pursuant to that certain promissory note in the principal amount of up to $1,500,000 dated September 23, 2005. The shares of Common Stock issuable pursuant to such promissory note are registrable pursuant to the terms of the 2005 Registration Rights Agreement.

Other Rights:

     The Company currently has the following four debentures outstanding which have conversion features:

        o $59,828.77 debenture with Astrid Anderson, dated December 27, 2004 with a 15% interest rate. This debenture is convertible by the holder into Common Stock at FMV of the Common Stock on the date of election.

        o $41,880.14 debenture with Helga Berget, dated December 27, 2004 with a 15% interest rate. This debenture is convertible by the holder into Common Stock at the FMV of the Common Stock on the date of election.

        o $278,622.97 debenture with Brian Eichenberg dated December 27, 2004 with a 15% interest rate. This debenture is convertible by the holder into Common Stock at the FMV on the Common Stock on the date of election.

        o $17,162.23 debenture with Sue Eichenberg, dated December 27, 2004 with a 15% interest rate. This debenture is convertible by the holder into Common Stock at FMV of the Common Stock on the date of election.

     The Company has entered into an agreement with Robert Chmiel for Mr. Chmiel to provide management consulting services to the Company. The Company has agreed to issue Mr. Chmiel 5,000 shares of Common Stock per month as consideration for his services.

     The Company has recently requested a stop order on 1,500,000 shares of Common Stock: 750,000 of such shares are held by Northwest Orient Corp. and 750,000 of such shares are held by Hartford Holdings. The officers, directors and certain shareholders of the Company are currently restricted by lock-up agreements signed by such persons pursuant to a certain Securities Purchase Agreement dated February 22, 2005 (the "2005 Purchase Agreement") among the Company and the entities listed on Exhibit A thereto.

                                Schedule 2.1(f)
                   Commission Documents; Financial Statements


     The Company untimely filed its quarterly report on Form 10-QSB for the quarter ended March 31, 1999.

     The Company untimely filed its quarterly report on Form 10-QSB for the quarter ended June 30, 1999.

     The Company untimely filed a current report on Form 8-K dated November 5, 2002 reporting a change in certifying accountant.

     The Company untimely filed its annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

     The Company untimely filed a current report on Form 8-K dated October 6, 2005 reporting entry into a material definitive agreement and other events.

                                 Schedule 2.1(g)
                                  Subsidiaries


Eastern Consolidated Energy, Inc., a Kentucky corporation and wholly owned subsidiary of the Company

CEI Holdings, Inc., a Nevada corporation and wholly owned subsidiary of the Company

Eastern Consolidated Oil and Gas, Inc., a Kentucky corporation and wholly owned subsidiary of the Company

Morgan Mining, Inc., a Kentucky corporation and wholly owned subsidiary of the Company

Warfield Processing, Inc., a Kentucky corporation and wholly owned subsidiary of the Company

Eastern Coal Energies, Inc., a Kentucky corporation and wholly owned subsidiary of the Company

                                 Schedule 2.1(i)
                           No Undisclosed Liabilities


         None.

                                 Schedule 2.1(j)
                     No Undisclosed Events and Circumstances


         None.

                                 Schedule 2.1(k)
                                  Indebtedness


     Following is a description of all outstanding secured and unsecured indebtedness of the Company and its subsidiaries in excess of $100,000:

     The Company currently has $13,750,000 of 6% senior secured debt outstanding issued pursuant to the 2005 Purchase Agreement and pursuant to certain additional investment rights issued pursuant to the 2005 Purchase Agreement. The Company is currently in default of such indebtedness and the related transaction documents thereto.

     The Company currently has $1,800,000 of 15% senior secured debt outstanding pursuant to certain transaction documents dated September 23, 2005.

     The  Company   currently  has  a  $278,622.97  15%  convertible   debenture
outstanding with one individual. This debenture is dated December 27, 2004.

     The Company currently has a $442,313.88 obligation outstanding payable to Eastern Consolidated Coal Corporation, a related party to the Company.

     The Company currently has a $355,500.00 obligation outstanding payable to Buckeye Energy Development, LLC, a related party to the Company.

     The Company currently has a $188,593.62 obligation outstanding payable to Kentucky Energy Consultants, LLC, a related party to the Company.

                                 Schedule 2.1(l)
                                 Title to Assets


     Morgan Mining, Inc., a wholly owned subsidiary of the Company is currently under a capital lease contract with T-Quip Sales and Rentals, Inc. Operations in Morgan Co. Kentucky has recently been suspended and the equipment contracted for is no longer needed. The two companies have been in negotiations to resolve the balance of the capital lease agreement.

     All of the Company's assets are subject to a lien and security interest and mortgages pursuant to the terms of a certain Security Agreement dated February 24, 2005 among the Company, Eastern Consolidated Energy, Inc., Eastern Consolidated Oil and Gas, Inc., CEI Holdings, Inc. and Gryphon Master Fund, L.P.

                                 Schedule 2.1(m)
                                 Actions Pending


         None.

                                 Schedule 2.1(n)
                               Compliance with Law


         None.

                                 Schedule 2.1(o)
                                      Taxes


         None.

                                 Schedule 2.1(p)
                                  Certain Fees


     The Company is obligated to pay an 8% placement agent fee to Stonegate Securities for services rendered in connection with the Transaction Documents.

     The Company is obligated to pay a 3% structuring fee to Gryphon Master Fund, L.P. in connection with the Transaction Documents.

                                 Schedule 2.1(r)
                              Operation of Business


         None.

                                 Schedule 2.1(s)
                            Environmental Compliance


         None.

                                 Schedule 2.1(u)
                               Material Agreements


         None.

                                 Schedule 2.1(v)
                          Transactions with Affiliates


         None.

                                 Schedule 2.1(x)
                              Government Approvals


         None.

                                 Schedule 2.1(y)
                           Employees; Labor Relations


         None.

                                 Schedule 2.1(z)
                         Absence of Certain Developments


         None.

                                Schedule 2.1(aa)
                                 Use of Proceeds


         The anticipated use of proceeds from the sale of the Notes and Warrants is provided below.
                                                      January
                                                  ---------------

                  ALMA SECTION
(1) 488 Rebuilt Scoop                              $      40,000
(1) 488 Rebuilt Scoop
Ancillary & Safety Equipment
10-AA Miner repairs                                $      30,000
Cable for Additional Equipment                     $      15,000
                    Subtotal                       $      85,000


               POND CREEK SECTION
Additional Slope Development Cost                  $     250,000
Joy 14 CM 10 AA Miner Repairs
Joy 14 CM 10 AA balance                                  325,000
(1) Fletcher Roof Ranger II Bolter
(2) Fletcher Roof Ranger II Bolters
Unihauler Repairs                                  $      75,000
(1) Rebuilt 488 Scoop repair                       $      10,000
Belt & Structure                                   $      75,000
(3) 150 HP Head Drives                             $     130,000
Site Prep for Fan Movement                         $      10,000
Primary Sub Station                                $      90,000
(2) Ancillary & Safety Equipment                   $      25,000
(1) Underground Power Centers                             25,000
Bonding                                                   63,000
Cable Allowance                                           50,000
Feeder Breaker                                            40,000
Repair to Existing Overcasts
(1) 250 HP Dual Drive Belt Drive
                    Subtotal                       $   1,168,000

              ADMINSTRATIVE COSTS
health insurance                                   $      60,000
workman's comp                                     $      50,000
D&O insurance $10,000,000                          $     100,000
Legal-Tim's fees etc.                              $     150,000
Costs associated with 2005 10K                     $      70,000
payroll taxes                                      $      40,000
T-quip cash deposit - wash plant equipment         $     100,000
                    Subtotal                       $     570,000


             Wash Plant & Site Prep
Balance due on Wash Plant                          $     100,000
Complete Stoker Cell on wash plant
Building [protect the wash plant]                  $     250,000
Completed Foundation Work                          $     280,000
Concrete Retaining Wall
Water Withdrawal System                            $      75,000
Truck Scales
Surface Power Upgrade                              $      95,000
Bonding                                            $      10,000
Site Prep & Road Work                              $      70,000
                                                  ---------------
                    Subtotal                       $     880,000
                                                  ---------------

       Working Capital and Prior Payables

                                                  ---------------
                     Total                         $ 2,803,000
                                                  ---------------

                                Schedule 2.1(ii)
                               Registration Rights


     The persons and entities listed on Exhibit A to the 2005 Registration Rights Agreement have mandatory registration rights.

     In addition, Cordillera Fund L.P. has mandatory registration rights pursuant to that certain promissory note in the principal amount of up to $1,500,000 dated September 23, 2005. The shares of Common Stock issuable pursuant to such promissory note are registrable pursuant to the terms of the 2005 Registration Rights Agreement.

                                Schedule 3.15(i)
                         Absence of Certain Developments


         None.

                                                                      EXHIBIT C

                               OPINION OF COUNSEL

To the Purchasers listed on Schedule A attached hereto:

        Re: Securities Purchase Agreement (the "Purchase Agreement") dated as of January 13, 2006, by and among Consolidated Energy, Inc. and the investors signatory thereto (the "Purchasers")

        We have acted as special counsel to Consolidated Energy, Inc., a Wyoming corporation (the "Company") in connection with the Company's sale of 8% Senior Secured Convertible Notes Due June 30, 2008 (the "Notes") and Warrants ("Warrants") in the amounts set forth on Schedule A hereof, to the Purchasers identified thereto. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

        In connection with this opinion, we have examined originals or photostatic or certified copies of the Purchase Agreement, as well as the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee and the Forbearance Agreement. Collectively the Purchase
Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee and the Forbearance Agreement are referred to as the "Transaction Documents." As to other questions of fact relevant to our opinion, we have made no independent verification of the facts.

        In rendering the opinions set forth in this opinion letter, we assume the following:

        (a) the legal capacity of each natural person;

        (b) the legal existence of all parties to the transactions referred to in the Transaction Documents;

        (c) the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

        (d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;

        (e) the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

        (f) the transactions referred to in the Transaction Documents have been consummated;

        (g) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

        (h) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

        (i) the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

        (j) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us;

        (k) the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

        (l) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

        (m) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

        (n) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

        (o) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

        (p) that other agreements related to the transactions referred to in the Transaction Documents will be enforced as written;

        (q) that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;

        (r) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

        (s)  that  with  respect  to  the  Transaction   Documents  and  to  the
transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

        (t) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

        Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (a) no information that would give those lawyers who participated in the preparation of the letter (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (b) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (c) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (d) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. As to certain questions of fact material to this opinion, we have relied upon statements or certificates from the Company or person(s) acting on behalf of the Company.

        The validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (a) bankruptcy, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and
(b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the Purchasers thereunder.

         We are qualified to practice law in the State of New York, and the opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

        Based  on  the  foregoing,   and  subject  to  the   qualifications  and
limitations stated in this letter, we are of the opinion that:

        1. The Company and each Subsidiary is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and is in good standing under such laws. The Company has requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted as described in the Company's reports as filed pursuant to the Securities Exchange Act of 1934, as amended, unless the failure to do so would not have a material impact in the Company's operations. To our knowledge, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the Company conducts business.

        2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated therein (including, without limitation, the issuance and sale of the Notes and the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor. The Transaction Documents have been duly executed and delivered by the Company.

        3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

        (a) Violate the provisions of the Articles of Incorporation or By-laws of the Company; or

        (b) Conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, require a consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up", refusal or similar provision of any underwriting or similar agreement to which the Company is a party and of which we have knowledge; or

        (c) Result in a violation of any federal or state law, rule or regulation or any rule or regulation of the market in which in its securities trade applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a material adverse effect, provided that we give no opinion with respect to the usury laws of any jurisdiction.

        4. The Transaction Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, provided that we give no opinion with respect to the usury laws of any jurisdiction.

        5. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which, to the best of our knowledge, 14,808,246 shares are issued and outstanding.

        6. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

        This opinion is furnished pursuant to the request of the addressee hereof and is rendered by us solely for the benefit of the addressee hereof in connection with the Transaction Documents. We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Transaction Documents. This opinion may not be used, disseminated, circulated, quoted, referred to or relied upon by any other person (including by way of subrogation or assignment) or for any other purpose without our prior written consent. This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

                                                     Very truly yours,

                           SCHEDULE A TO LEGAL OPINION

--------------------------------------------- ------------------- ------------------ -------------------
                                                                  PRINCIPAL AMOUNT
                                              PURCHASE PRICE      OF NOTES
 PURCHASER                                                                                WARRANTS
--------------------------------------------- ------------------- ------------------ -------------------
 BUSHIDO CAPITAL MASTER FUND, LP                   $660,586.00        $660,586.00           366,992

--------------------------------------------- ------------------- ------------------ -------------------
 GRYPHON MASTER FUND, L.P.                       $1,046,219.18      $1,046,219.18           581,233

--------------------------------------------- ------------------- ------------------ -------------------
 GSSF MASTER FUND, LP                              $448,739.73        $448,739.73           249,300

--------------------------------------------- ------------------- ------------------ -------------------
 LONESTAR PARTNERS, L.P.                           $186,740.00        $186,740.00           103,744


--------------------------------------------- ------------------- ------------------ -------------------
 WS OPPORTUNITY INTERNATIONAL FUND, LTD.             $5,218.00          $5,218.00             2,899

--------------------------------------------- ------------------- ------------------ -------------------
 WS OPPORTUNITY FUND, (QP), L.P.                     $3,898.00          $3,898.00             2,166

--------------------------------------------- ------------------- ------------------ -------------------
 WS OPPORTUNITY FUND, L.P.                           $3,623.00          $3,623.00             2,013

--------------------------------------------- ------------------- ------------------ -------------------
 RENAISSANCE US GROWTH INVESTMENT TRUST PLC         $36,000.00         $36,000.00            20,000

-------------------------------------------- ------------------- ------------------ -------------------
 BFS US SPECIAL OPPORTUNITIES TRUST PLC             $36,000.00         $36,000.00            20,000

--------------------------------------------- ------------------- ------------------ -------------------
 WHALEHAVEN CAPITAL FUND LIMITED                 $1,000,000.00      $1,000,000.00           555,556

--------------------------------------------- ------------------- ------------------ -------------------
 GAMMA OPPORTUNITY CAPITAL PARTNERS, LP             260,586.00         260,586.00           144,770

--------------------------------------------- ------------------- ------------------ -------------------
 ABS SOS-PLUS PARTNERS LTD.                        $125,000.00        $125,000.00            69,444

--------------------------------------------- ------------------- ------------------ -------------------
 REGENMACHER HOLDINGS, LTD.                        $125,000.00        $125,000.00            69,444

--------------------------------------------- ------------------- ------------------ -------------------
 IROQUOIS MASTER FUND LTD.                         $250,000.00        $250,000.00           138,889

--------------------------------------------- ------------------- ------------------ -------------------
 NEWGRANGE PARTNERS, LP                              $1,512.00          $1,512.00               840

--------------------------------------------- ------------------- ------------------ -------------------
 ENABLE GROWTH PARTNERS, LP                        $899,660.00        $899,660.00           499,811

--------------------------------------------- ------------------- ------------------ -------------------
 ENABLE OPPORTUNITY PARTNERS                       $223,025.00        $223,025.00           123,903


--------------------------------------------- ------------------- ------------------ -------------------
 CORDILLERA FUND LP/AC CAPITAL                     $615,123.00        $615,123.00           341,735

--------------------------------------------- ------------------- ------------------ -------------------
TOTAL                                            $5,926,929.91      $5,926,929.91         3,292,739

--------------------------------------------- ------------------- ------------------ -------------------